Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies, in his capacity as an officer of China Solar & Clean Energy Solutions, Inc. (the “Company”), for the purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1)  The Annual Report of the Company on Form 10-KSB for the fiscal year ended December 31, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in this Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 8, 2008

/s/ Deli Du
By: Deli Du, Chief Executive Officer and President (principal executive officer)

/s/ Yihai Yang
By: Yihai Yang Chief Financial Officer (principal financial officer and accounting officer)

A signed original of this written statement required by Section 906 has been provided to China Solar & Clean Energy Solutions, Inc. and will be retained by China Solar & Clean Energy Solutions, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.